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                                   EXHIBIT 11

                 COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARY
             STATEMENT REGARDING: COMPUTATION OF EARNINGS PER SHARE

                                                 Three Months Ended           Nine Months Ended
                                                    September 30,               September 30,
                                               ------------- ---------     ------------------------
                                                 1998          1997          1998           1997
                                               ---------     ---------     ---------     ----------
Basic Income Per Common Share (1)

Net income (in thousands)                      $     644     $     581     $   1,873     $    1,421
                                               =========     =========     =========     ==========
Net income per share                           $     .26     $     .26     $     .80     $      .64
                                               =========     =========     =========     ==========
Weighted average common shares outstanding     2,457,131     2,205,468     2,344,596      2,204,296
                                               =========     =========     =========     ==========

Diluted Income Per Common Share (2)

Net income (in thousands)                      $     644     $     581     $   1,873     $    1,421
                                               =========     =========     =========     ==========
Net income per share                           $     .23     $     .26     $     .62     $      .64
                                               =========     =========     =========     ==========
Weighted average common shares outstanding     2,749,384     2,233,790     3,010,019      2,232,588
                                               =========     =========     =========     ==========

(1) Basic net income per share has been computed using the weighted average number of common shares outstanding during each period presented.

(2) Diluted net income per share has been computed using the weighted average number of common share outstanding and the dilutive effect of stock options and warrants outstanding during the period presented.